SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 3, 2009

Earth Biofuels, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-110249	71-0915825
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street, Suite 403 Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
[Missing Graphic Reference]

Item 8.01 Other Events

Earth Biofuels, Inc.  (the “Company”) today announced that the Board of Directors have decided not to pursue the reverse split of the Company’s common stock as described in its Schedule 14-C filed with the Securities and Exchange Commission on November 3, 2008.

The Company has determined that, at this time, a reverse stock split may not be in the best interests of its shareholders. The original intent was to initiate an anti-dilutive measure, one that would decrease the number of shares outstanding and help to create a more orderly and healthy market for the trading of its stock. However, upon further review and after conducting a historical analysis of the overall effects of such a split, it has been decided that the result often produces downward pressure on the stock. Management believes it can produce the most shareholder value organically by focusing on expanding its business without modifying the Company’s current capital structure.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Earth Biofuels, Inc.

Dated: March 3, 2009	By:	/s/ Dennis G. McLaughlin, III
Chief Executive Officer